Exhibit 4.1

[EXECUTION COPY]

SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 19, 2005, among CONWAY THEATERS, LLC, a South Carolina limited liability company (the “South Carolina Guaranteeing Subsidiary”), GEORGE G. KERASOTES CORPORATION, a Delaware corporation, GKC MICHIGAN THEATRES, INC., a Delaware corporation, GKC THEATRES, INC., a Delaware corporation, and GKC INDIANA THEATRES, INC., an Indiana corporation (the “Other Guaranteeing Subsidiaries” and together with the South Carolina Guaranteeing Subsidiary, each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a direct or indirect subsidiary of Carmike Cinemas, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association (successor by merger with Wells Fargo Bank Minnesota, National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture”), dated as of February 4, 2004, providing for the issuance of 7.500% Senior Subordinated Notes due 2014 (the “Notes”);

     WHEREAS, the Indenture provides that under certain circumstances certain new subsidiaries of the Company shall execute and deliver to the Trustee a supplemental indenture supplementing the Indenture pursuant to which such new subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Note Guarantee, the form of which is contained in Exhibit E to the Indenture;

     WHEREAS, the South Carolina Guaranteeing Subsidiary became a Domestic Subsidiary of the Company on October 21, 2004;

     WHERAS, the Other Guaranteeing Subsidiaries shall become Domestic Subsidiaries of the Company on the date of this Supplemental Indenture; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.      Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee of the Company’s obligations under the Notes and the

Indenture on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

     4.      No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     5.      NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     6.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8.      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SIGNATURES: CARMIKE CINEMAS, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

EASTWYNN THEATRES, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

WOODEN NICKEL PUB, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

MILITARY SERVICES, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

CONWAY THEATERS, LLC
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

GEORGE G. KERASOTES CORPORATION
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

GKC MICHIGAN THEATRES, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

GKC THEATRES, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

GKC INDIANA THEATRES, INC.
By:	/s/ Martin A. Durant
	Name:	Martin A. Durant
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE
By:	/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President